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                            ALPHA INDUSTRIES, INC.

                         1986 LONG-TERM INCENTIVE PLAN


SECTION I.  PURPOSE OF THE PLAN.

    The purposes of this Alpha Industries, Inc. 1986 Long-Term Incentive Plan (the "Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Participants") of Alpha Industries, Inc. (the "Company") and its subsidiaries, who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, (ii) to assist the Company in retaining and attracting key employees with requisite experience and ability, and (iii) to associate more closely the interests of such persons with those of the Company's stockholders.

SECTION II.  ADMINISTRATION.

    (a)  The Committee.  The Plan shall be administered by the Compensation
         -------------
Committee of the Company's Board of Directors (the "Committee"). No member of the Committee while a member thereof shall be eligible to participate in the Plan, nor may any person be appointed to the Committee unless he was not eligible to participate in the Plan or any other plan of the Company at any time within the one-year period immediately prior to such appointment as provided in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b)  Authority and Discretion of Committee.  Subject to the express
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provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those key employees of the Company and its subsidiaries who shall constitute the Participants; (ii) select the Participants to whom awards shall be granted under the Plan; (iii) determine the size and the form of the award or awards, if any, to be granted to any Participant; (iv) determine the time or times such awards shall be granted; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred; (vi) alter any restrictions and conditions upon such awards; and (vii) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

SECTION III.  AWARDS.

    Awards under the Plan may include any or all of the following, as described herein: (a) Stock Options, with or without (b) Stock Appreciation Rights; (c) Book Value Awards; or (d) Restricted Share Awards.
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    (a)  Stock Options.  "Stock Options" are rights to purchase shares of $.25
         -------------
par value common stock of the Company ("Common Stock") at a fixed price for a predetermined period of time.

         (i) The Committee may grant Stock Options either alone or in conjunction with Stock Appreciation Rights as described in paragraph (b) below. It shall determine the number of shares of Common Stock to be covered by each such Stock Option.

         (ii) In the event of the death, retirement or permanent disability of the recipient of a Stock Option, the recipient or the recipient's estate shall have the right, until the earlier of (a) one year subsequent to such death, retirement or permanent disability, or (b) the expiration date of the Stock Option, to exercise the Stock Option to the extent such Stock Option was exercisable on the date of death, retirement or permanent disability.

         (iii) If the employment of the recipient of a Stock Option is terminated for any reason other than death, retirement or permanent disability, the recipient shall have the right, until the earlier of (a) 90 days after such termination or (b) the expiration date of the Stock Option to exercise the Stock Option, to the extent such option was exercisable on the date of termination.

         (iv) The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall not be less than the greater of Fair Market Value (as defined in Section V) of such shares at the time such Stock Option is granted, or par value. The purchase price of shares purchased pursuant to any Stock Option shall be paid in full upon exercise, either (a) in cash, or at the discretion of the Committee, (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of purchase, as defined in Section (V) or (c) a combination of cash and Common Stock.

         (v) The Committee, in its discretion, may provide that any Stock Option shall become immediately and fully exercisable in the event of a change in control of the Company, notwithstanding any installment schedule for the exercise of such Stock Option.

    (b)  Stock Appreciation Rights.  "Stock Appreciation Rights" are rights to
         -------------------------
receive cash and/or Common Stock in lieu of the purchase of shares under a related Stock Option. The Committee may grant Stock Appreciation Rights to any recipient of a Stock Option either at the time of the grant of the Stock Option or subsequently, by amendment to such grant. All Stock Appreciation Rights shall be granted under and subject to the following terms and conditions, and any other terms and conditions as the Committee may establish:

         (i) Each Stock Appreciation Right shall be exercisable at the same times and with regard to the same number of shares as the related Stock Option is exercisable, except that in addition, in no event shall any Stock Appreciation Right be exercisable prior to six months and one day from the date of its grant.
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         (ii)  Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Stock Option, and to receive with respect to each share of Common Stock represented by such surrendered portion, cash or shares of Common Stock of a value equal to the amount by which the Fair Market Value of each such share on the date of exercise exceeds the option price provided in the related Stock Option. The recipient shall not be required to pay the Stock Option exercise price upon surrender of the Stock Option and exercise of the related Stock Appreciation Right.

         (iii) Each surrender of a portion of or all of a Stock Option upon the exercise of a Stock Appreciation Right shall cause a share for share reduction in the number of shares of Common Stock covered by the related Stock Option.

         (iv) Notwithstanding any other provision of the Plan, the Committee may from time to time determine, subject to Board approval, the maximum amount of cash or Common Stock which may be paid or issued upon exercise of Stock Appreciation Rights (A) in any year and/or (B) to any particular recipient. Any limitation on payments may be changed by the Committee from time to time, provided that no such change shall require the holder to return to the Company any amount theretofore received upon the exercise of Stock Appreciation Rights.

    (c)  Book Value Awards.  "Book Value Awards" are grants of Book Value Shares
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(as defined below) or options to purchase Book Value Shares, with the option price per share equal to the Book Value of Common Stock.

         (i) "Book Value" shall mean the common stockholders' equity per share as reported in the Company's financial statements contained in either (A) the immediately preceding annual report to stockholders, or (B) the immediately preceding quarterly report to stockholders, as the Committee may determine in its discretion.

         (ii) "Book Value Shares" are shares of Common Stock subject to the following restrictions:

               (A) Book Value Shares may not be sold, transferred or otherwise disposed of, pledged or otherwise encumbered, except as provided in (I) paragraph (c)(ii)(B) below, (II) paragraph (c)(iii), below, or (III) paragraph (g) of Section V.

               (B) Book Value Shares which have not been reacquired by the Company pursuant to paragraph (c)(iii) below shall be repurchased by the Company at either (I) the time of the recipient's death, retirement or permanent disability, at the then Book Value of such shares, or (II) at the time of the recipient's termination of employment for any other reason, at the recipient's original acquisition price.

               (C) In the event the recipient of an option to purchase Book Value Shares is terminated for any reason, any outstanding option to purchase Book Value

        Shares shall be exercisable by the recipient or his estate only under the conditions of paragraph (a)(iii) of this Section
        III.

         (iii) The Committee may, in its discretion, provide terms pursuant to which a recipient of Book Value Shares may sell all or a portion of such shares to the Company prior to the time of such recipient's death, retirement, permanent disability or other termination of employment.

         (iv) Payment for Book Value Shares repurchased hereunder shall be made in cash, and/or at the discretion of the Committee, in shares of Common Stock valued at their Fair Market Value at the date of repurchase. Such payment may be made either in a lump sum or in installments at the discretion of the Committee.

         (v) At the discretion of the Committee, Book Value Awards may permit the recipient to elect to receive, instead of Book Value Shares, a number of shares of Common Stock equal to the number of Book Value Shares awarded times the ratio of Book Value to Fair Market Value of the Common Stock on the date of the Book Value Award.

    (d)  Restricted Share Awards.  "Restricted Share Awards" are grants of
         -----------------------
Restricted Shares or options to purchase Restricted Shares. Restricted Shares may be issued for any lawful consideration and on such terms as may be determined by the Committee.

         (i) "Restricted Shares" are shares of Common Stock acquired by a Participant subject to the restrictions described in the following subsections.

         (ii) Restricted Shares may not be sold, transferred or otherwise disposed of, pledged or otherwise encumbered, except (I) if they become Free Shares (as defined below), (II) if the Company declines to repurchase such shares, as provided in this paragraph, or (III) as provided in paragraph (g) of Section V. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, Restricted Shares which have not become Free Shares shall be delivered to the Company within 30 days following such termination. Within 60 days following a timely delivery of said shares, the Company may repurchase all or a portion of said shares by paying to the recipient the original acquisition price, if any, for the number of shares that the Company elects to purchase, and the Company will return to the recipient any shares not so purchased. The restrictions against disposition and the obligation of resale to the Company shall lapse as to any shares which the Company declines to purchase. Any of such shares which are not delivered to the Company within 30 days following the termination of employment shall be deemed void for all corporate purposes, and shall remain subject to the restrictions imposed thereon which restrictions shall not lapse as otherwise provided. Nothing in this Section shall require the Company to repurchase shares issued to Participants under the Plan.

         (iii) Upon the occurrence of the earlier of the death, retirement or permanent disability of the recipient of a Restricted Share Award, the restrictions against disposition and the obligation of resale to the Company of shares as to which such restrictions and obligations have not otherwise lapsed shall immediately lapse.

         (iv) In addition to the terms provided in paragraph (d)(iii) above, the Committee may, in its discretion, provide alternate terms pursuant to which Restricted Shares issued to a Participant shall become Free Shares. Such terms shall be incorporated into the terms of the Restricted Share Award at the time of the granting of the award, and shall also be made a part of an agreement between the Company and the recipient at the time of the transfer of the Restricted Shares.

         (v) "Free Shares" shall mean Restricted Shares as to which the restrictions against disposition and the obligation of resale to the Company have lapsed in accordance with the provisions set forth in paragraphs
    (d)(ii), (iii) or (iv) of this Section.

    SECTION IV. FURTHER REQUIREMENTS AS TO BOOK VALUE SHARES AND RESTRICTED SHARES.

    (a)  Certificates.  Certificates issued in respect of Book Value Shares or
         ------------
Restricted Shares sold or awarded under the Plan shall be registered in the name of the recipient but shall bear the following legend:

    "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the 1986 Long-Term Incentive Plan of Alpha Industries, Inc. and in a repurchase agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company at the Company's offices in Woburn, Massachusetts."

    (b)  Escrow Agreements.  In order to enforce the restrictions, terms and
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conditions on Book Value Shares or Restricted Shares, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such shares, deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

SECTION V. MISCELLANEOUS PROVISIONS.

    (a)  Rights of Recipients of Awards.  The holder of Stock Appreciation
         ------------------------------
Rights or any option granted under the Plan shall have no rights as a stockholder of the Company with respect thereto unless and until certificates for shares are issued. Except as otherwise provided herein, the holder of Restricted Shares or Book Value Shares will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

    (b)  Assignment of Options and Stock Appreciation Rights.  No option or
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Stock Appreciation Right or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such option or Stock Appreciation Right shall be exercisable only by, or payable only to, the recipient thereof.

    (c)  Terms and Price of Options.  Options to purchase Common Stock, Book
         --------------------------
Value Shares or Restricted Shares hereunder shall be for a period established by the Committee, but in no event may such options be exercisable (including provisions, if any, for exercise in installments) more than ten years after the date of its grant. Furthermore, options hereunder shall be of three types: (i) those exercisable only within sixty (60) days of grant, (ii) those exercisable not earlier than one year after grant subject to the right of the Committee as set forth in paragraph (a)(v) of Section III to provide terms pursuant to which Stock Options shall become immediately exercisable in full upon a change in control of the Company and (iii) those exercisable at any time after grant or at a specified time after grant if granted in exchange for an option or options of the same type for the same number of shares and such new option or options are exercisable at dates no earlier than the exercise date of the options for which they are exchanged. No option to purchase shares shall be granted at a price per share that is less than Fair Market Value on the date of granting, as defined in Section V, subsection (j), or par value, whichever is greater.

    (d)  Further Agreements.  All Stock Options, Stock Appreciation Rights,
         ------------------
Restricted Stock Awards and Book Value Awards granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require.

    (e)  Legal and Other Requirements.  No shares of Common Stock shall be
         ----------------------------
issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

    (f)  Withholding of Taxes.  Pursuant to applicable Federal, state, local or
         --------------------
foreign laws, the Company may be required to collect income or other taxes upon the grant of certain awards or the exercise of an option or Stock Appreciation Right by a Participant. The Company may deduct from payments made under the Plan, or require, as a condition to such award, or to the exercise of an option or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company, in its discretion, determine is required to be withheld.

    (g)  Pledge of Shares.  Notwithstanding restrictions against disposition of
         ----------------
any award made pursuant to the Plan, the Committee, in its discretion, may permit any shares acquired under the Plan to be pledged or otherwise encumbered to secure borrowing by the recipient thereof solely for the purpose of obtaining the acquisition price to be paid for such shares, provided, that the amount of such borrowing may not exceed the acquisition price of such shares, and the recipient must provide the Company with a copy of the documents executed in connection with such borrowing. Any borrowing made by the recipient of an award pursuant to this paragraph (g) must permit the Company to repay the outstanding indebtedness and reacquire the pledged shares in the event of a default by the recipient under the borrowing documents. Nothing in this paragraph (g) shall require the Company to repay any indebtedness of a Participant or reacquire shares pledged hereunder.

    (h)  Right to Awards.  No employee of the Company or other person shall have
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any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

    (i)  Installments.  Any option granted hereunder may provide for its
         ------------
exercise in installments. The right to exercise any option having installment provisions shall be cumulative, so that to the extent that any portion of an installment is not exercised when exercisable, that portion of the installment shall continue to be exercisable at any time thereafter until the expiration of the term of such option.

    (j)  Fair Market Value.  The "Fair Market Value" of Common Stock shall be
         -----------------
the closing price of the Company's Common Stock on the American Stock Exchange on the date for which Fair Market Value is to be determined, or if this method results in an unreasonable calculation of the fair market value of the Common Stock, then as the Committee may determine.

    (k)  Permanent Disability.  "Permanent Disability" shall have the meaning
         --------------------
specified in Section 22(e)(3) of the Internal Revenue Code of 1986 (the "Code").

    (l)  Retirement.  "Retirement" shall mean an employee's ceasing to be
         ----------
employed by the Company after such employee has reached 65 years of age, or in the discretion of the Committee, and on a case-by-case basis, such other age, as the Committee determines in its discretion, such age being not less than 55 years of age.

    (m)  Change in Control.  A "Change in Control" shall mean:
         -----------------

         (i) there shall have been consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Company's Common Stock is converted into cash, securities or other property, other than a merger of the Company in which the ownership by the Company's stockholders of the securities in the surviving entity is in the same proportion as the ownership by the Company's stockholders of the stock in the Company immediately prior to the merger or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

         (ii) the stockholders of the Company have approved any plan or proposal for the liquidation or dissolution of the Company; or

         (iii) any person (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or

         (iv) that during any period of two consecutive years, individuals who, at the beginning of such period, constitute the entire Board of Directors shall cease, for any reason, to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.

    (n)  Indemnity.  Neither the Board of Directors nor the Committee, nor any
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members of either, nor any employees of the Company or any subsidiary, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its subsidiaries with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

    (o)  Incentive Stock Options.  The aggregate fair market value (determined
         -----------------------
as of the time any incentive stock option, as that term is defined in Section 422 of the Code, is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 425 of the Code) shall not exceed $100,000.

SECTION VI.  AMENDMENT AND TERMINATION; ADJUSTMENTS UPON CHANGES IN STOCK.

    The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not materially increase the benefits accruing to Participants under the Plan, increase the number of shares of Common Stock reserved for purposes of the Plan, or materially modify the requirements as to eligibility for participation in the Plan without further approval by the affirmative vote of at least a majority of the holders of the outstanding shares of Common Stock. Except as provided herein, no amendment, suspension or termination of the Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. If there shall be any change in the stock subject to the Plan or to any option, Stock Appreciation Right, Book Value Award or Restricted Share Award granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding options, Stock Appreciation Rights, Book Value Awards or Restricted Share Awards.

SECTION VII.  SHARES OF STOCK SUBJECT TO THE PLAN.

    The number of shares of Common Stock, Book Value Shares or Restricted Shares that may be the subject of awards under the Plan shall not exceed an aggregate of 1,400,000 shares. Shares to be delivered under the Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to an option hereunder which for any reason expires unexercised, shares reacquired by the Company because restrictions do not lapse, shares returned because payment is made hereunder in stock of equivalent value rather than cash, or Book Value Shares returned to the Company for repurchase shall, at such time, no longer count towards the aggregate number of shares which may be subject to awards hereunder, but shares subject to a Stock Option which are not delivered as a result of the exercise of related Stock Appreciation Rights shall continue to count towards the aggregate number of shares which may be so subject.

SECTION VIII.  EFFECTIVE DATE AND TERM OF THE PLAN.

    The effective date of the Plan is December 18, 1986 and awards under the Plan may be made for a period of ten years commencing on such date. The period during which an option or other award may be exercised may extend beyond that time as provided herein.

SECTION IX.  APPROVAL OF STOCKHOLDERS.

    The Plan is subject to the approval of the holders of a majority of the shares of Common Stock of the Company present and voting (in person or by proxy) at a meeting of stockholders within one year from the effective date of the Plan. Awards may be made hereunder prior to the date of, but subject to, such approval.

SRL/ALPHA:CB1